CERTIFICATE OF DESIGNATIONS
                                       OF
                            SERIES A PREFERRED STOCK
                                       OF
                       HUNGARIAN TELEPHONE AND CABLE CORP.


        (Pursuant to Section 151 of the Delaware General Corporation Law)


         The undersigned, being the President and Secretary of Hungarian Telephone and Cable Corp., a Delaware corporation (the "Corporation"), certify that pursuant to authority granted to and vested in the Board of Directors of the Corporation by the provisions of the Certificate of Incorporation of the Corporation, the Board of Directors has adopted the following resolution creating a series of Preferred Stock of the Corporation designated as the Series A Preferred Stock:

         RESOLVED, that a series of Preferred Stock, par value $0.01 per share, consisting of Two Hundred Thousand (200,000) shares, is hereby authorized and the designation, amount, voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof (in addition to any other rights applicable to the Preferred Stock of all series set forth in the Certificate of Incorporation of the Corporation) are hereby fixed as follows:

(1)                          Designation and Amount.

         The shares of such series shall be designated as Series A Preferred Stock (the "Series A Preferred Stock"), and the number of shares constituting the Series A Preferred Stock shall be 200,000. Such number of shares may be increased or decreased by a resolution duly adopted by the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights, or warrants or upon the conversion of any outstanding securities issued by the Corporation that are convertible into Series A Preferred Stock.

(2)                                  Dividends.

                  (a) For purposes of this Section 2, each June 30 and December 31 on which any share of Series A Preferred Stock shall be outstanding shall be deemed to be a "Dividend Payment Date." Commencing on the Dividend Payment Date next following the issuance of Series A Preferred Stock (the "Initial Payment Date"), the holders of shares of Series A Preferred Stock shall be entitled to receive cumulative cash dividends, whether or not declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, out of funds legally available therefor, payable in arrears at the annual rate of 5%, compounded annually, on the liquidation value per share of Seventy Dollars ($70.00) (as adjusted for any stock dividends, combinations, or splits with respect to such shares). Notwithstanding the foregoing, if the date of issuance of the Series A Preferred Stock is 15 or fewer days prior to a Dividend Payment Date, the Corporation may, at its option, defer the initial dividend payment to the second Dividend Payment Date following the date of issuance. Dividends payable on the initial Dividend Payment Date shall be pro rated based on the number of days that shall have elapsed since the date of original issue of the Series A Preferred Stock. Dividends payable on the Series A Preferred Stock for any period greater or less than a full dividend period shall be computed on the basis of a 360 day year consisting of twelve 30-day months.

                  (b) The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be not more than 45 days prior to the date fixed for the payment thereof.

                  (c) Except as provided in Subsections 2(a) above, on each Dividend Payment Date, all dividends which shall have accrued on each share of Series A Preferred Stock outstanding on such Dividend Payment Date shall accumulate and be deemed to become "due." Any dividend which shall not be paid on the Dividend Payment Date on which it shall become due shall be deemed to be "past due" until such dividend shall be paid or until the share of Series A Preferred Stock with regard to which such dividend became due shall no longer be outstanding, whichever is the earlier to occur. No interest or sum of money in lieu of interest shall be payable with regard to any dividend payment or payments which are past due. Dividends paid on shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on such share shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

                 (d) If there shall be outstanding shares of any other series of Preferred Stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends, no dividends shall be declared or paid or set apart for payment on any such other series for any period unless full cumulative dividends have been, or contemporaneously are, declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full or are past due on the shares of the Series A Preferred Stock and on any other series of Preferred Stock ranking on a parity as to dividends with the Series A Preferred Stock, all dividends declared on all outstanding shares of the Series A Preferred Stock and shares of such other series of Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the Series A Preferred Stock and such other Preferred Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of the Series A Preferred stock and such other Preferred Stock to the date of such dividend payment bear to each other. Holders of shares of Series A Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or securities, in excess of full cumulative dividends, as herein provided, on the Series A Preferred Stock.

                  (e) So long as any shares of the Series A Preferred Stock are outstanding, no dividend (other than a dividend or distribution payable pro rata on the Common Stock payable solely in the form of additional shares of Common Stock) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other stock ranking junior to, or on a parity with, the Series A Preferred Stock as to dividends or upon liquidation, dissolution or winding up, nor shall any Common Stock or any other stock of the Corporation ranking junior to, or on a parity with, the Series A Preferred Stock as to dividends or upon liquidation, dissolution or winding up, be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except for the conversion of such junior or parity stock into, or the exchange of such junior or parity stock for, stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends and upon liquidation, dissolution, or winding up) unless, in each case, the full cumulative dividends on all outstanding shares of the Series A Preferred Stock shall have been paid or declared and set aside for payment for all past dividend payment periods.

(3)                              Voting Rights.
'
         Except as otherwise from time to time required by applicable law or the Certificate of Incorporation of the Corporation, the Series A Preferred Stock shall have no voting rights.

(4)                               Redemption.

                  (a) Except as otherwise provided below, all (but not less than all) shares of Series A Preferred Stock then issued and outstanding may be redeemed by the Corporation in cash at the redemption price of Seventy Dollars ($70.00) per share of Series A Preferred Stock, plus accrued and unpaid dividends thereon up to but excluding the date fixed for redemption.

                  (b) The Corporation shall give notice of such redemption to the holders of record of shares of the Series A Preferred Stock being so redeemed, not less than 30 nor more than 60 days prior to such redemption, by first class mail, postage prepaid, at their addresses as shown on the stock registration books of the Corporation; provided, that without limiting the obligation of the Corporation hereunder to give the notice provided in this Subsection 4(b), the failure of the Corporation to give such notice shall not invalidate any corporate action by the Corporation. Each such notice shall state
(i) the redemption date; (ii) the number of shares of Series A Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) that such holder has the right to convert such shares into a number of shares of Common Stock of the Corporation prior to the close of business on the date fixed for the redemption.

                  (c) Notice having been mailed as aforesaid, from and after the applicable redemption date (unless the Corporation shall default in providing money for the payment of the redemption price), dividends on the shares of Series A Preferred Stock to be redeemed on such redemption date shall cease to accrue and said shares shall no longer be deemed to be issued and outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease; provided, however, that notwithstanding the foregoing, if notice of redemption has been given pursuant to this Section 4 and any holder of shares of Series A Preferred Stock shall, prior to the close of business on the redemption date, surrender for conversion any or all of the shares to be redeemed held by such holder in accordance with Section 5 hereof, then the conversion of such shares to be redeemed shall become effective as provided in Section 5 and this Section 4 shall not apply to such converted shares. Upon surrender of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid.

                  (d) Any shares of Series A Preferred Stock which at any time shall have been redeemed shall have, after such redemption, the status of authorized but unissued shares of Preferred Stock, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors of the Corporation.

                  (e) Notwithstanding the foregoing provisions of this Section 4, if any dividends on Series A Preferred Stock are past due, no shares of Series A Preferred Stock shall be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire any shares of Series A Preferred Stock; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock.

(5)                                 Conversions.

                  The holders of shares of Series A Preferred Stock shall have the following conversion rights:

                           5A       Right to Convert.  Subject  to the terms and
conditions of this paragraph 5, the holder of any share or shares of Series A Preferred Stock shall have the right, at its option at any time, to convert any such shares of Series A Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series A Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (i) multiplying the number of shares of Series A Preferred Stock so to be converted by the original purchase price of $70.00 per share (the "Original Purchase Price") and (ii) dividing the result by the conversion price of $7.00 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 5, then by the conversion price as last adjusted and in effect at the date any share or shares of such Series A Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Conversion Price"). Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series A

Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series A Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

                           5B       Issuance  of  Certificates;  Time Conversion
Effected. Promptly after the receipt of the written notice referred to in subparagraph 5A and surrender of the certificate or certificates for the share or shares of Series A Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series A Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Series A Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

                           5C       Fractional   Shares;    Dividends;   Partial
Conversion. No fractional shares shall be issued upon conversion of Series A Preferred Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. At the time of each conversion, the Corporation shall pay in cash an amount equal to all dividends declared and unpaid on the shares of Series A Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subparagraph 5B. In case the number of shares of Series A Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 5A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series A Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this subparagraph 5C, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Series A Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.

                           5D       Adjustment of  Price Upon Issuance of Common
Stock. Except as provided in subparagraph 5E, if and whenever the Corporation shall issue or sell, or is, in accordance with subparagraphs 5D(1) through 5D(7), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the lesser of the Conversion Price with respect to the Series A Preferred Stock or market price with respect to Common Stock in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Conversion Price with respect to the Series A Preferred Stock shall be reduced to the price determined by dividing
(i) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Price with respect to the Series A Preferred Stock and (b) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issue or sale.

                  For   purposes  of  this   subparagraph   5D,  the   following
subparagraphs 5D(1) to 5D(7) shall also be applicable:

                           5D1      Issuance of  Rights  or Options.  In case at
any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock, other than options issued to employees or directors of the Corporation pursuant to a stock option plan duly adopted by the Corporation's Board of Directors, (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the lesser of the Conversion Price with respect to the Series A Preferred Stock or market price with respect to Common Stock in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph 5D(3), no adjustment of the Conversion Price with respect to the Series A Preferred Stock shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                           5D(2)    Issuance of Convertible Securities.  In case
the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the lesser of the Conversion Price with respect to the Series A Preferred Stock or market price with respect to Common Stock in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subparagraph 5D(3), no adjustment of the Conversion Price with respect to the Series A Preferred Stock shall be made upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price with respect to the Series A Preferred Stock have been or are to be made pursuant to other provisions of this subparagraph 5D, no further adjustment of the Conversion Price with respect to the Series A Preferred Stock shall be made by reason of such issue or sale.

                           5D(3)    Change  in  Option Price or Conversion Rate.
Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph 5D(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph 5D(1) or 5D(2), or the rate at which Convertible Securities referred to in subparagraph 5D(1) or 5D(2) are convertible into or exchangeable for Common Stock shall change at any time

(including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price with respect to the Series A Preferred Stock in effect at the time of such event shall be readjusted to the Conversion Price with respect to the Series A Preferred Stock which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Conversion Price with respect to the Series A Preferred Stock then in effect hereunder is thereby reduced; and on the termination of any such Option or any such right to convert or exchange such Convertible Securities, the Conversion Price with respect to the Series A Preferred Stock then in effect hereunder shall be increased to the Conversion Price with respect to the Series A Preferred Stock which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

                           5D(4)    Stock Dividends.   In  case  the Corporation
shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock (except for dividends or distributions upon the Common Stock), Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                           5D(5)    Consideration for Stock.  In case any shares
of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, after deduction therefrom of reasonable underwriting commissions or concessions (and reasonable expenses incurred) paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair market value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

                           5D(6)    Record Date.  In  case the Corporation shall
take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                           5D(7)    Treasury Shares.  The  number  of  shares of
Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this subparagraph 5D.

                  5E Subdivision or Combination of Common Stock. In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price with respect to the Series A Preferred Stock in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Price with respect to the Series A Preferred Stock in effect immediately prior to such combination shall be proportionately increased. In case of any such subdivision, no further adjustment shall be made pursuant to subparagraph 5D(4) by reason thereof.

                  5F Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series A Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series A Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

                  5G Notice of Adjustment. Upon any adjustment of the Conversion Price, then and in each such case the Corporation shall give written notice thereof, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of shares of Series A Preferred Stock affected by such adjustment at the address or telecopier number of such holder as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

                  5H       Other Notice.  In case at any time:

                           (1) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

                           (2) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                           (3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into another entity or entities, or a sale, lease, abandonment, transfer or other disposition of all or substantially all of the assets of the Corporation; or

                           (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of any shares of Series A Preferred Stock at the address or telecopier number of such holder as shown on the books of the Corporation, (a) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, as the case may be.

                  5I Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series A Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series A Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Conversion Price in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed. The Corporation will not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Series A Preferred Stock would exceed the total number of shares of Common Stock then authorized by this Certificate of Incorporation.

                  5J No Reissuance of Series A Preferred Stock. Shares of Series A Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

                  5K Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of Series A Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series A Preferred Stock which is being converted.

                  5L Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Series A Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series A Preferred Stock in any manner which interferes with the timely conversion of such Series A Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

                  5M Definition of Common Stock. As used in this paragraph 5, the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, par value $0.001 per share, as constituted on the date of filing of these terms of the Series A Preferred Stock, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall neither be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends nor entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of Series A Preferred Stock shall include only shares designated as Common Stock of the Corporation on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraph 5F.

(6)                               Liquidation.

                 (a) In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Corporation (for the purposes of this Section 6, a "Liquidation"), before any payments or distribution of assets shall be made to the holders of the Common Stock or the holders of other stock that ranks junior to the Series A Preferred Stock in respect of distributions upon the liquidation of the Corporation, the holder of each share of Series A Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders, an amount equal to Seventy Dollars ($70.00) per share plus all dividends (whether or not declared or due) accrued (subject to equitable adjustment to reflect stock splits, stock dividends, stock combinations, recapitalization and like occurrences) and unpaid on such share on the date fixed for the distribution of assets of the Corporation to the holders of Series A Preferred Stock.

                 (b) If, upon any Liquidation of the Corporation, the assets available for distribution to the holders of Series A Preferred Stock and any other stock of the Corporation ranking on a parity with the Series A Preferred Stock upon Liquidation issued by the Corporation which shall then be outstanding (hereinafter in this paragraph called the "Total Amount Available") shall be insufficient to pay the holder of all outstanding shares of Series A Preferred Stock and all other such parity stock the full amounts (including all dividends accrued and unpaid) to which they shall be entitled by reason of such Liquidation of the Corporation, then there shall be paid to the holders of the Series A Preferred Stock in connection with such Liquidation of the Corporation an amount equal to the product derived by multiplying the Total Amount Available times a fraction of which the numerator shall be the full amount to which the holders of the Series A Preferred Stock shall be entitled under the terms of Subsection (a) by reason of such Liquidation of the Corporation and of which the denominator shall be the total amount which would have been distributed by reason of such Liquidation of the Corporation with respect to the Series A Preferred Stock and all other stock ranking on a parity with the Series A Preferred Stock upon Liquidation then outstanding had the Corporation possessed sufficient assets to pay the maximum amount which the holders of all such stock would be entitled to receive in connection with such Liquidation of the Corporation.

                  (c) The voluntary sale, conveyance, lease, exchange or transfer of the property of the Corporation as an entirety or substantially as an entirety, or the merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into the Corporation, or any purchase or redemption of some or all of the shares of any class or series of stock of the Corporation shall be deemed to be a Liquidation of the Corporation for the purposes of this Section 6.

                  (d) The holder of any shares of Series A Preferred Stock shall not be entitled to receive any payment owed for such shares under this Section 6 until such holder shall cause to be delivered to the Corporation (i) the certificate or certificates representing such shares of Series A Preferred Stock and (ii) a transfer instrument or instruments satisfactory to the Corporation and sufficient to transfer such shares of Series A Preferred Stock to the Corporation free of any adverse interest. As in the case of the redemption price, no interest shall accrue on any payment upon Liquidation after the due date thereof.

                  (e) After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of Series A
Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation.

(7)                                 Payments.

                  (a) The Corporation may provide funds for any payment of the redemption price for any shares of Series A Preferred Stock or any amount distributable with respect to any Series A Preferred Stock under Section 6 hereof by depositing such funds with a bank or trust company selected by the Corporation having a net worth of at least $100,000,000 and organized under the laws of the United States or any state thereof or such other financial institution satisfactory to the Corporation in trust for the benefit of the holder of such shares of Series A Preferred Stock under arrangements providing irrevocably for payment upon satisfaction of any conditions to such payment by the holder of such shares of Series A Preferred Stock which shall reasonably be required by the Corporation. The Corporation shall be entitled to make any deposit of funds contemplated by this Section 7 under arrangements designated to permit such funds to generate interest or other income for the Corporation, and the Corporation shall be entitled to receive all interest and other income earned by any funds while they shall be deposited as contemplated by this
Section 7, provided that the Corporation shall maintain on deposit funds sufficient to satisfy all payments which the deposit arrangement shall have been established to satisfy. If the conditions precedent to the disbursement of any funds deposited by the Corporation pursuant to this Section 7 shall not have been satisfied within two years after the establishment of the trust for such funds, then (i) such funds shall be returned to the Corporation upon its request; (ii) after such return, such funds shall be free of any trust which shall have been impressed upon them; (iii) the person entitled to the payment for which such funds shall have been originally intended shall have the right to look only to the Corporation for such payment, subject to applicable escheat laws; and (iv) the trustee which shall have held such funds shall be relieved of any responsibility for such funds upon the return of such funds to the Corporation.

                  (b) Any payment which may be owed in payment of the redemption price for any shares of Series A Preferred Stock pursuant to Section 4 or in payment of any amount distributable with respect to the shares of Series A Preferred Stock under Section 6 shall be deemed to have been paid or properly provided for upon the earlier to occur: (i) the date upon which funds sufficient to make such payment shall be deposited in a manner contemplated by Subsection
(a) hereof; or (ii) the date upon which a check payable to the person entitled to receive such payment shall be delivered to such person or mailed to such person at the address of such person then appearing on the books of the Corporation.

(8)                               Legal Holidays.

         In any case where any Dividend Payment Date, redemption date or the last date on which a holder of Series A Preferred Stock has the right to convert such holder's shares of Series A Preferred Stock shall not be a Business Day (as defined below), then notwithstanding any other provision hereof, payment of a dividend due or a redemption price or conversion of the shares of Series A Preferred Stock need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the Dividend Payment Date or redemption date or the last day for conversion; provided, that for purposes of computing such payment, no interest shall accrue for the period from and after such Dividend Payment Date or redemption date, as the case may be. As used in this Section 10, "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         IN WITNESS WHEREOF, we have executed this Certificate of Designations and affirm that the statements made herein are true under the penalties of perjury, this 10th day of May, 1999.


                                HUNGARIAN TELEPHONE AND CABLE CORP.


                                By:  /s/Ole Bertram
                                   Name:  Ole Bertram
                                   Title: President and Chief Executive Officer



                                By:  /s/Peter T. Noone
                                   Name:  Peter T. Noone
                                   Title: General Counsel and Secretary